Exhibit 99.1

 ARBOR REALTY TRUST DECLARES SECOND QUARTER DIVIDEND AND PLANS TO REDEPLOY CASH
                        RECEIVED FROM EQUITY INVESTMENTS

    UNIONDALE, N.Y., July 25 /PRNewswire-FirstCall/ -- Arbor Realty Trust, Inc. (NYSE: ABR), a real estate investment trust focused on the business of investing in real estate related bridge and mezzanine loans, preferred and direct equity investments, mortgage-related securities and other real estate related assets, today announced that its Board of Directors has declared a quarterly cash dividend of $0.57 per share of common stock for the second quarter ended June 30, 2006. The dividend is payable on August 21, 2006 to common shareholders of record on August 7, 2006.

    For the last four quarters, Arbor has paid dividends in excess of its core earnings funded primarily from a tax-deferred distribution received in June 2005 from the Company's equity investment in the Prime Retail transaction and cash received from other equity investments. Management believes that shareholders will be better served if the remaining undistributed cash, which is approximately $19 million, is redeployed by instituting a stock repurchase program and/or investing in new originations. The Company expects future dividends to be more in line with core earnings.

    "We believe that the shift in our strategy is a timely and appropriate way to both enhance shareholder value and demonstrate our confidence in the long-term value of Arbor," said Ivan Kaufman, Chairman and Chief Executive Officer.

    The Company has scheduled a conference call to discuss this press release on Wednesday, July 26, 2006 at 10:00 am EDT. The dial-in numbers for the call are
(800) 638-4930 for domestic callers and (617) 614-3944 for international callers. Please use participant passcode 54199029.

    A live webcast of the conference call will be available online at http://www.arborrealtytrust.com/ in the investor relations area of the Web site. Web participants are encouraged to go to the Web site at least 15 minutes prior to the start of the call to register, download, and install any necessary audio software. Listening to the webcast requires speakers and RealPlayer(TM) software, downloadable free at www.real.com.

    After the live webcast, the call will remain available on the Company's Web site, www.arborrealtytrust.com, through August 2, 2006. In addition, a telephonic replay of the call will be available until August 2, 2006. The replay dial-in number is (888) 286-8010 for domestic callers and (617) 801- 6888 for international callers. Please use passcode 64803351.

    Arbor will release its financial results for the three and six months ended June 30, 2006 before market open on Friday August 4, 2006. The Company will host a conference call to review those results at 10:00 am EDT on Friday August 4, 2006.

    About Arbor Realty Trust, Inc.

    Arbor Realty Trust, Inc. is a real estate investment trust which invests in a diversified portfolio of multi-family and commercial real estate related bridge and mezzanine loans, preferred equity investments, mortgage related securities and other real estate related assets. Arbor commenced operations in July 2003 and conducts substantially all of its operations through its operating partnership, Arbor Realty Limited Partnership and its subsidiaries. Arbor is externally managed and advised by Arbor Commercial Mortgage, LLC, a national commercial real estate finance company operating through 15 offices in the US that specializes in debt and equity financing for multi-family and commercial real estate.

    Safe Harbor Statement

    Certain items in this press release may constitute forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Arbor can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from Arbor's expectations include, but are not limited to, continued ability to source new investments, changes in interest rates and/or credit spreads, changes in the real estate markets, and other risks detailed in the Arbor's Annual Report on Form 10-K for the year ended December 31, 2005 and its other reports filed with the SEC. Such forward-looking statements speak only as of the date of this press release. Arbor expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Arbor's expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.

    Contacts:
    Arbor Realty Trust, Inc.
    Paul Elenio, Chief Financial Officer
    516-832-7422
    pelenio@arbor.com

    Investors:
    Stephanie Carrington/ Denise Roche
    The Ruth Group
    646-536-7017 / 7008
    scarrington@theruthgroup.com
    droche@theruthgroup.com

    Media:
    Jason Rando
    The Ruth Group
    646-536-7025
    jrando@theruthgroup.com

SOURCE  Arbor Realty Trust, Inc.
    -0-                             07/25/2006
    /CONTACT: Paul Elenio, Chief Financial Officer of Arbor Realty Trust, Inc., +1-516-832-7422, pelenio@arbor.com; or Investors, Stephanie Carrington, +1-646-536-7017, scarrington@theruthgroup.com, or Denise Roche,
+1-646-536-7008, droche@theruthgroup.com, or Media, Jason Rando,
+1-646-536-7025, jrando@theruthgroup.com, all of The Ruth Group/
    /Web site:  http://www.arborrealtytrust.com /